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                                                                      Exhibit 10
                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 9th day of April, 1999 between MEDJET INC. (the "Company"), a Delaware corporation having an office at 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837 and EUGENE I. GORDON ("Executive"), residing at 1535 Coles Avenue, Mountainside, New Jersey 07092.
                              W I T N E S S E T H:
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     WHEREAS, Executive has served as Chairman, Chief Executive Officer, and
Chief Technical Officer of the Company since its inception;
     WHEREAS, the Company desires to continue to receive the benefit of Executive services and Executive is willing to continue to provide such services to the Company, upon the terms and conditions set forth in this Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
     1.  Employment.
         1.01 Term.  The Company hereby employs Executive, and Executive hereby
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accepts employment with the Company with the duties hereinafter set forth, for a period commencing on March 16, 1999 and ending March 15, 2002 subject, however, to earlier termination in accordance with the provisions of this Agreement (the "Employment Period").
     2.  Duties; Chairman and Chief Executive Officer.
         2.01 Duties.  During the Employment Period, Executive shall serve as
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Chairman, Chief Executive Officer and Chief Technical Officer of the Company in
accordance with the provisions of the Company by-laws or such other executive position determined by the Board of Directors of the Company in accordance with
Section 2.02 and shall perform such duties as may from time to time be reasonably assigned to him by the Company's Board of Directors, consistent with such position, taking into account those duties currently performed by him. Executive agrees that, during the term of this
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Agreement, he will devote his full time, skills and efforts to the performance of his duties hereunder and to the furtherance of the interests of the business of the Company.
         2.02 Titles.  When elected annually by the Board of Directors,
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Executive shall serve as Chairman and Chief Executive Officer of the Company.
If Executive is not reelected as a director of the Company or if the Board of Directors chooses to remove Executive from the offices of Chairman, Chief Executive Officer and/or Chief Technical Officer, Executive agrees to serve in such other executive capacity as the Board of Directors shall determine.
     3.  Compensation and Related Matters.
         3.01 Base Salary.  As compensation for Executive's services, the
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Company shall pay Executive during the Employment Period, a base salary of
$170,000 per annum (the "Base Salary"), commencing March 16, 1999, payable semi-monthly or in accordance with the Company's customary practice from time to time. The Base Salary may be increased in the sole discretion of the Company's Board of Directors from time to time, provided, however, that Executive shall not participate in such determination. The Company and the Executive may, from time to time, agree in writing that the Executive shall forego all or a portion of his Base Salary for a specified period and receive in lieu thereof that number of unregistered shares of the Company's Common Stock, $.001 par value per share ("Common Stock") having an aggregate Fair Market Value (as that term is hereinafter defined) equal to the portion of the Base Salary otherwise due to him during the period specified in such written agreement.
         3.02 Bonuses.  For each twelve (12) month period commencing March 16,
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1999 during the Employment Period ("Agreement Year"), Executive shall receive, in addition to his Base Salary, a bonus of $20,000 ("Bonus") upon the occurrence of each one of any three events defined by the Company's Board of Directors from time to time (the "Bonus Events"), up to an aggregate of $60,000 during any Agreement Year. Each Bonus earned by Executive shall be paid in 12 equal payments over one year after the Bonus Event for which it was earned, provided, however, that in the event the foregoing would require the payment of more than $60,000 in Bonuses in any Agreement Year, the additional Bonus(es) may be deferred at the Company's option, until the first day of the
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next Agreement Year, or, if this Agreement shall have terminated, upon the termination of this Agreement. In the event that the Company's Board of Directors determines that the Company's financial condition makes it infeasible to pay these Bonuses in cash, they will be paid in unregistered shares of the Company's Common Stock as specified in Section 3.01 of this Agreement.
         3.03 Stock Options.  Executive shall be granted stock options to
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purchase 150,000 shares of the Company's Common Stock.  Such stock options shall be either incentive stock options or non-qualified stock options for the purposes of the Internal Revenue Code of 1986, as amended, at the option of Executive. The exercise price of such stock options shall be the Fair Market Value of the Company's Common Stock on the date of this Agreement unless such stock options shall be incentive stock options, in which event the exercise price shall be 110% of such Fair Market Value. Such stock options shall be exercisable to the extent of one-third on the first anniversary of the date of the grant and an additional one-third on each of the succeeding two anniversaries of date of grant provided Executive remains an employee of the Company as of such date and shall terminate on the tenth anniversary of such grant unless such stock options shall be incentive stock options, in which event the termination date shall be the fifth anniversary of the date of grant or such earlier date as may be required by law. The stock options shall be evidenced by an agreement substantially in the form of Exhibit A (incentive stock options) or Exhibit B (nonqualified stock options) attached hereto. The Company shall take all steps as shall be necessary to effectuate the foregoing including, without limitation, proposing a new stock option plan for approval by the Company's stockholders and reserving a sufficient number of authorized but unissued shares to permit the purchase of the shares pursuant to the stock options to be granted to Executive.
         3.04 Fair Market Value.  For the purpose of any computation under this
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Agreement, the Fair Market Value per share of Common Stock at any time shall mean:
         (a) If the principal market for the Common Stock is a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the
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closing sales price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market; or
         (b) If the principal market for the Common Stock is not a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the closing mean between the highest bid and lowest asked price for the Common Stock on the date in question, as reported by the National Quotation Bureau, Inc. ("NQB") or at least two market makers in the Common Stock if quotations are not available from NQB but are available from market makers; or
         (c) If the Fair Market Value can not be determined in accordance with subsections (a) or (b), Fair Market Value shall be determined by the Company's Board of Directors, whose decision shall be final and binding, provided, however, that Executive shall not participate in such determination.
         3.05 Expenses.  The Company shall pay or reimburse Executive for all
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reasonable business expenses (including automobile, hotel, business entertainment and other travel (other than commuting) expenses) incurred in the performance of Executive's duties, upon submission of appropriate vouchers and other supporting data.
         3.06 Benefits.  Executive shall be entitled to (i) participate in all
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general pension, profit-sharing, life, medical, disability and other insurance and executive benefit plans at any time in effect for executives of the Company, and (ii) twenty (20) days paid vacation during each Agreement Year at mutually agreeable times.
     4.  Termination; Disability; Death.
         4.01 Termination.  The Company shall have the right to terminate the
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employment of Executive hereunder at any time for any reason upon written notice. If termination is "for cause", such cause shall include and be limited exclusively to the occurrence of any of the following acts or events by or relating to Executive: (i) any material breach of any obligations of Executive under this Agreement or the Company's Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement executed by the Executive on February 28, 1996 (the "Proprietary Info Agreement") which remains uncured for more than thirty (30) days after written notice thereof by the Company to Executive; (ii) continued, habitual intoxication or performance under the
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influence of controlled substances during working hours, after the Company shall have provided written notice to Executive and given Executive thirty (30) days within which to commence rehabilitation with respect thereto, and the Employee shall have failed to commence such rehabilitation; (iii) theft or embezzlement from the Company or any other material acts of dishonesty in the course of Executive's duties hereunder which significantly injures the Company; or (iv) conviction by a court of competent jurisdiction of a felony or conviction in respect of any dishonest or fraudulent act relating to the Executive's duties as an executive officer of the Company or which significantly injures the Company or its reputation (other than traffic violations and minor misdemeanors). In the event that during the Employment Period, the Company discharges Executive for any reason other than for cause, death or disability, Executive shall be entitled to receive a severance payment (the "Severance Payment") equal to the lesser of (a) the amount of Base Salary payable to Executive for the balance of the Employment Period (as if such Employment Period had not been terminated), payable semi-monthly or in accordance with the Company's customary payroll practices for the balance of the Employment Period or (b) the amount of the Base Salary and Bonuses earned during the one year period immediately prior to such termination. If Executive is discharged for death or disability, the Company shall pay to Executive or his designated beneficiaries a payment ("Death/Disability Payment") equal to the amount set forth in (b) above;
provided further that any payments to Executive under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the amount of the Death/Disability Payment. In the event Executive shall have received a portion of his Base Salary in Common Stock in accordance with Section 3.01, for purposes of the calculation of the Severance Payment or Death/Disability Payment under clause (b) above, Executive's Base Salary shall include the amount he would have received in cash had he not received payment in Common Stock. The Death/Disability Payment or the Severance Payment (only if calculated under clause (b) above) shall be due and payable to Executive in 12 equal monthly payments over the ensuing one year period. If the Company breaches this Agreement, Executive shall have the option to treat it as termination without cause and to receive the Severance Payment after Executive shall have given the Company written
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notice thereof and the Company has failed to cure such breach within thirty (30)
days thereafter.
         4.02 Disability.  If Executive, by reason of illness, mental or
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physical incapacity (as determined by a physician chosen by the Company) or other disability, is unable to perform his regular duties hereunder for any consecutive period of 180 days or more from its commencement or for non-consecutive periods aggregating 180 days in any consecutive twelve-month period, then, in any such event, the Company may terminate this Agreement at any time thereafter upon ten days' written notice to Executive.
         4.03 Death.  In the event of Executive's death, the Employment Period
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shall terminate effective as of the date of death.
         4.04 No Salary Continuation For Cause.  In the event of termination of
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this Agreement or the Employment Period "for cause" under Section 4.01,
Executive's Base Salary shall cease as of the date of termination and the Company shall pay Executive any Bonuses then earned and unpaid, in accordance with Section 3.02.
         4.05 Transfer of Assets.  If during the Employment Period, a sale of
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all or substantially all the assets of the Company occurs, Executive's remaining unvested stock options granted under Section 3.03 will immediately vest.
     5.  Miscellaneous.
         5.01 Notices.  All notices under this Agreement shall be in writing
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and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company or to Executive, as the case may be, at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third day after the date of mailing if mailed in accordance with the above.
         5.02 Parties in Interest.  This Agreement shall be binding upon and
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inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other
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person shall acquire or have any rights under or
by virtue of this Agreement, and the obligations of Executive under this Agreement may not be assigned or delegated.
         5.03 Governing Law; Severability.  This Agreement shall be governed by
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and construed and enforced in accordance with the laws and decisions of the
State of New Jersey applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. The invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.
         5.04 Survival. The provisions of Section 5 shall survive the
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expiration or termination of this Agreement for any reason.
         5.05 Entire Agreement; Modification; Waiver; Interpretation.  This
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Agreement, together with the Proprietary Info Agreement, contain the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MEDJET INC.                                      Executive

By  /s/ Thomas M. Handschiegel                   By  /s/ Eugene I. Gordon
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   Name:  Thomas M. Handschiegel                 Eugene I. Gordon
   Title: Vice President - Finance and
              Human Resources